Exhibit 10.22

AMENDMENT TO INVESTMENT AGREEMENT

This Amendment to Investment Agreement (the “Agreement”) dated as of March 22, 2017, is entered into by and between HealthLynked Corp. (the “Company”), a Nevada corporation, with its principal executive offices at 1726 Medical Blvd Suite 101 Naples, FL 34110, and Iconic Holdings, LLC (the “Investor” and together with the Company, the “Parties”), a Delaware limited liability company, with its principal executive offices at 2251 San Diego Ave, #B150, San Diego, CA 92110. The purpose of this Agreement is to amend the terms of that certain Investment Agreement between the Parties dated July 7, 2016 (the “Investment Agreement”).

WHEREAS, pursuant to the terms of the Investment Agreement, the Investor has agreed to invest up to Three Million Dollars ($3,000,000) to purchase the Company’s common stock, par value of $.0001 per share (the “Common Stock”), subject to the terms and conditions set forth therein;

WHEREAS, pursuant to Section 10.18 of the Investment Agreement, the Company has agreed that for each fifty thousand dollars ($50,000) that the Investor tenders to the Company for the purchase of shares of Common Stock, the Company shall grant warrants (“Warrants”) to the Investor for the purchase of an equivalent number of shares of Common Stock.

WHEREAS, contemporaneously with the execution and delivery of the Investment Agreement, the Parties executed a Registration Rights Agreement (“Registration Rights Agreement”) pursuant to which the Company has agreed, subject to the terms and conditions thereof, to provide certain registration rights under the Securities Act of 1933, as amended, with respect to the shares of Common Stock issuable pursuant to the Investment Agreement.

WHEREAS, the Parties desires to revise the terms of the Investment Agreement and the Registration Rights Agreement to provide for different terms as it relates to the Warrants.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Investor agree as follows:

1.              Amendments to the Investment Agreement.

(a)                Beginning on the date on which this Agreement is fully executed by both the Investor and the Company, Section 10.18 of the Investment Agreement shall be modified to read as follows:

“The Company shall grant to the Investor Warrants for the purchase of an aggregate of seven million (7,000,000) shares of Common Stock, as follows:

i.	Warrants to purchase up to four million (4,000,000) shares of Common Stock, at an exercise price of $0.25 per share;

ii.	Warrants to purchase up to two million (2,000,000) shares of Common Stock, at an exercise price of $0.50 per share; and

iii.	Warrants to purchase up to one million (1,000,000) shares of Common Stock, at an exercise price of $1.00 per share.

The Warrants shall expire five (5) years from their respective grant date and shall have a “cashless” or “net exercise” provision.”

(b)               Exhibit D to the Investment Agreement shall be replaced, in its entirety, with the Form of Warrant attached as Appendix A hereof.

2.             Effects on Registration Rights Agreement. The Investor, by executing this Agreement, understands and agrees that the shares of Common Stock issuable upon the exercise of the Warrants shall be excluded from the term “Registrable Securities,” as defined in the Registration Rights Agreement.

3.             No Other Amendments. Except as specifically set forth in this Agreement, there are no other amendments to the Investment Agreement, which shall remain unmodified and in full force and effect.

4.             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

5.             Counterparts; Signature. This Agreement may be executed in one or more counterparts. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of March 22, 2017.

ICONIC HOLDINGS, LLC

By:	/s/ Michael Sobeck
Name:	Michael Sobeck
Title:	Manager

HEALTHYLYNKED CORP.

By:	/s/ George G. O’Leary
Name:	George G. O’Leary
Title:	Chief Financial Officer

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